UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported)  September 8, 2011

GLOBETRAC INC.
(Exact name of registrant as specified in its chapter)

Delaware	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Melville Street, Suite 610 Vancouver, British Columbia, Canada		V6E 4A6
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  1-800-648-4287

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 1.02.	Termination of a Material Definitive Agreement.

On June 9, 2011 GlobeTrac entered into a letter agreement with Angelo Scola and Thermoforte Green, LLC (the “Letter Agreement”) for the purchase and sale of the assets of the business of Thermoforte, including all intellectual property, patents, equipment, technology, cash, and contracts used in and related to the business of Thermoforte (collectively, the “Assets”).  The purchase of the Assets was conditional upon the certain conditions precedent being satisfied, including, GlobeTrac conducting its due diligence on the Assets and the business of Thermoforte, and obtaining results that were to its satisfaction.

GlobeTrac has completed its due diligence on the Assets, however the results of the due diligence were not to the satisfaction of GlobeTrac.  As a result, GlobeTrac has decided to terminate the Letter Agreement effective immediately.  Management has decided not to proceed with the purchase and sale of the assets of the business of Thermoforte and as a result has terminated any further negotiations for the acquisition of the Assets.  Consequently, the conditions precedent set out in the Letter Agreement will not be satisfied nor waived, which will result in GlobeTrac not moving forward with this asset acquisition transaction.  See Exhibit 10.7 – Letter Agreement for more details.

Item 8.01.	Other Events.

On September 8, 2011, GlobeTrac issued a press release announcing the termination of the Letter Agreement.  A copy of this press release is attached as Exhibit 99.1 and hereby incorporated by reference.

Also, it has been brought to management’s attention that both Thermoforte Green, LLC and IBA Green Inc. have incorrectly made reference to GlobeTrac on their websites in such a manner that appears to indicate that one or both of Thermoforte and IBA has some business connection or relationship with GlobeTrac.

Management confirms that it has not given any authorization for any company to publish such information and that neither Thermoforte nor IBA have any ongoing business connection or relationship with GlobeTrac.  The only connection GlobeTrac had with Thermoforte was the Letter Agreement, which has now been terminated.

No information regarding GlobeTrac should be relied upon unless that information is filed with GlobeTrac’s SEC filings.  If you have received or become aware of any unauthorized information regarding GlobeTrac please forward the information to GlobeTrac at info@globetrac.com.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description
10.7
Letter Agreement dated June 9, 2011 among GlobeTrac Inc., Angelo Scola, and Thermoforte Green, LLC., filed as an Exhibit to GlobeTrac’s Form 8-K (Current Report) on June 10, 2011, and incorporated herein by reference.
Filed
99.1	Press release dated September 8, 2011 announcing the termination of the Letter Agreement.	Included

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, GlobeTrac Inc. has caused this report to be signed on its behalf by the undersigned duly authorized person.

GLOBETRAC INC.

Dated: September 8, 2011	By:	/s/ John daCosta
John daCosta – CEO & President